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                                                                  EXHIBIT 23.2


We have issued our report dated January 23, 1998, accompanying the financial statements appearing in the 1997 Annual Report of Antelope Valley Bank on Form 10-KSB/A, as amended, for the year ended December 31, 1997 which are incorporated by reference in the Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."




/s/ Grant Thornton LLP
Los Angeles, California
November 10, 1998